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                                                                   EXHIBIT 10.14


                                                                  EXECUTION COPY






            TECHNOLOGY ASSIGNMENT AND JOINT OWNERSHIP AGREEMENT



                               by and between



                          LUCENT TECHNOLOGIES INC.



                                       and


                             AGERE SYSTEMS INC.




                        Dated as of January 31, 2001
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            TECHNOLOGY ASSIGNMENT AND JOINT OWNERSHIP AGREEMENT

      THIS TECHNOLOGY ASSIGNMENT AND JOINT OWNERSHIP AGREEMENT (this "Agreement"), effective as of January 31, 2001 (the "Effective Date"), is by and between Lucent Technologies Inc., a Delaware corporation, with offices at 600 Mountain Avenue, Murray Hill, New Jersey 07974, ("LUCENT"), and Agere Systems, Inc., a Delaware corporation, with offices at 555 Union Boulevard, Allentown, PA 18109 ("Agere").

                                 R E C I T A L S

      A. WHEREAS, the Board of Directors of LUCENT has determined that it is in the best interests of LUCENT and its stockholders to separate LUCENT's existing businesses into two independent businesses; and

      B. WHEREAS, in furtherance of the foregoing separation, LUCENT desires to transfer, assign, convey, deliver and vest from LUCENT to Agere a full and complete interest in the Agere Technology, and an undivided one-half (l/2) interest in each of the Common Support Function Software and the Joint Corporate Technology.

      NOW, THEREFORE, in consideration of the premises and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      For the purposes of this Agreement, in addition to the words and phrases that are defined throughout the body of this Agreement, the following words and phrases shall have the following meanings:

      AGERE TECHNOLOGY shall have the meaning set forth in the Patent and Technology License Agreement. For purposes of clarity, "Agere Technology" shall include but is not limited to the trade secrets, know how, and computer programs (in source and object code forms), listed in the attached Schedule A.

      COMMON SUPPORT FUNCTION SOFTWARE means the computer programs, in source and object code forms, including their respective associated documentation, listed in the attached Schedule B, to the extent LUCENT owns the intellectual property rights in the Common Support Function Software.

      COPYRIGHTS means any original works of authorship fixed in any tangible medium of expression as set forth in 17 U.S.C. Section 101 et. seq.


      CORPORATE TECHNOLOGY shall have the meaning set forth in the Patent and Technology License Agreement.


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      JOINT CORPORATE TECHNOLOGY means the trade secrets, know how, and computer programs (in source and object code forms), listed in the attached Schedule C.

      LUCENT TECHNOLOGY shall have the meaning set forth in the Patent and Technology License Agreement.

      MASK WORKS means any mask work, registered or unregistered, as defined in 17 U.S.C. Section 901.

      PATENT AND TECHNOLOGY LICENSE AGREEMENT means the Patent and Technology License Agreement, dated as of February 1, 2001, by and between LUCENT and Agere.

      TECHNOLOGY means any and all technical information, computer or other apparatus programs, specifications, drawings, records, documentation, works of authorship or other creative works, ideas, knowledge or data. The term Technology includes Copyrights, Mask Works and any other intellectual property right, but does not include any trademark, trade name, trade dress or service mark, or any patent applications on inventions, discoveries or improvements, or any patents that may be granted or have been granted thereon.


                                 ARTICLE II
                                 ASSIGNMENT

      LUCENT hereby irrevocably transfers and assigns to Agere all of LUCENT's rights, title and interest in and to the Agere Technology in the United States and throughout the world along with the exclusive right to grant licenses under Agere Technology and the right to sue for past infringement of any intellectual property right (other than patent rights) in Agere Technology.


                                   ARTICLE III
                                    RETENTION

      LUCENT and Agere agree that LUCENT retains solely all rights, title and interest in and to the Lucent Technology and the Corporate Technology (other than the Joint Corporate Technology, as provided in Article IV).


                                 ARTICLE IV
      COMMON SUPPORT FUNCTION SOFTWARE AND JOINT CORPORATE TECHNOLOGY

      LUCENT hereby irrevocably transfers and assigns to Agere an undivided, one-half (l/2), unrestricted interest in the Common Support Function Software and in Joint Corporate Technology. Each party hereto shall jointly own an equal, undivided, one-half (l/2), unrestricted interest in each of the Common Support Function Software and the Joint Corporate Technology,


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with no duty to account to the other party for any exploitation of such jointly-owned software or technology.

      During a period beginning on the Effective Date and ending on December 31, 2001, Agere shall have the right to access and to copy any and all portions of the Common Support Function Software and in Joint Corporate Technology in possession of LUCENT. Such access and copying shall be in accordance with a reasonable request and schedule to be mutually agreed upon between the parties. All costs associated with the assembling, copying and delivering of such materials shall be borne by the requesting party.


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      IN WITNESS WHEREOF, the parties have caused this TECHNOLOGY ASSIGNMENT AND
JOINT OWNERSHIP AGREEMENT to be executed by their duly authorized representatives as of the Effective Date.


                                  LUCENT TECHNOLOGIES INC.


                                  By: /s/ DANIEL P. MCCURDY
                                     ___________________________
                                    Daniel P. McCurdy
                                    President - Intellectual Property Business


                                  AGERE SYSTEMS INC.


                                  By: /s/ GERARD A. DEBLASI
                                    ___________________________
                                    Gerard A. deBlasi
                                    VP - Law, Intellectual Property



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